November 9, 2001

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 10549

RE:                Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 33-59431; 333-18617; 333-79449; 333-35519; 333-40239; 333-95037; 333-50969; 333-62183; and 333-58360) and Form S-3 (Registration No. 333-14771).

Commissioners:

We are aware that our report dated October 18, 2001, on our review of the consolidated interim financial information of Ecolab Inc. (the “Company”) as of September 30, 2001 and for the three and nine month periods ended September 30, 2001 and 2000 included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP